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                                                                    EXHIBIT 99.1

[LETTERHEAD OF HAWAIIAN AIRLINES]


FOR IMMEDIATE RELEASE                                     Contact: Keoni Wagner
Wednesday, November 29, 1995                                     (808) 838-6778


HAWAIIAN AIRLINES REACHES TENTATIVE AGREEMENT WITH AMERICAN AIRLINES


     HONOLULU -- Bruce R. Nobles, chairman, president and chief executive officer of Hawaiian Airlines, Inc., today announced that Hawaiian and American Airlines have reached a tentative agreement to restructure Hawaiian's obligations to American and provide future cost savings to Hawaiian under long-term aircraft lease agreements between the two carriers.

     Nobles said the tentative agreement with American is contingent on Hawaiian's reaching definitive agreements with its labor groups, other creditors and the private investor group that has signed a letter of intent to infuse $20 million in equity capital into Hawaiian. The letter of intent requires definitive agreements between Hawaiian and the other parties to be in place by December 8, 1995 or the letter expires.

     Although the company is working diligently with all parties to complete the agreements, there can be no assurance that all the conditions to these agreements will be met.

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